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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Brooktrout, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BROOKTROUT, INC.
250 First Avenue
Needham, Massachusetts 02494

March 25, 2004

Dear Fellow Stockholders:

        Our 2004 Annual Meeting of Stockholders will be held on Wednesday, May 5, 2004 at 9:30 a.m., local time, at our corporate headquarters at 250 First Avenue, Needham, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

        On the pages following this letter you will find the Notice of 2004 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the Notice. We have also enclosed our 2003 Annual Report to Stockholders.

        If you were a stockholder of record as of the close of business on March 15, 2004, the record date for voting at the meeting, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card in the enclosed postage-paid envelope. You may attend the meeting and vote in person even if you have sent in a proxy card or submitted your proxy electronically via the Internet or by telephone.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,
/s/ Eric R. Giler Eric R. Giler President

        THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON
OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

BROOKTROUT, INC.
250 First Avenue
Needham, Massachusetts 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:30 a.m., Eastern daylight savings time, on Wednesday, May 5, 2004
Place	Brooktrout, Inc. 250 First Avenue Needham, Massachusetts 02494
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect two Class III directors to three-year terms;
(2) approve an amendment to our charter to increase the number of authorized shares of common stock by 40,000,000, from 40,000,000 to 80,000,000;
(3) approve an amendment to increase the number of shares of common stock issuable under our 2001 stock option and incentive plan by 750,000, from 1,500,000 to 2,250,000; and
(4) transact any other business properly presented at the meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on March 15, 2004.
Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. Alternatively, you may submit your proxy via the Internet or by telephone by following the directions on pages 1 and 2. You may revoke your proxy at any time prior to its exercise at the meeting. You may revoke electronic votes by using the same method as your original vote and making any changes you wish.
By Order of the Board of Directors, /s/ David W. Duehren David W. Duehren Clerk
Needham, Massachusetts March 25, 2004

PROXY STATEMENT
FOR THE
BROOKTROUT, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

INFORMATION ABOUT THE MEETING
This Proxy Statement	1
Who May Vote	1
How to Vote	1
Quorum Required to Transact Business	2
DISCUSSION OF PROPOSALS
Proposal One: Election of Two Class III Directors	3
Proposal Two: Approval of Charter Amendment to Increase Authorized Shares of Common Stock	4
Proposal Three: Increase in Shares Issuable Under 2001 Stock Option and Incentive Plan	6
Other Matters	10
Submission of Future Stockholder Proposals	11
INFORMATION ABOUT CONTINUING DIRECTORS
Background Information	11
INFORMATION ABOUT CORPORATE GOVERNANCE
Board and Committees	12
Director Candidates	14
Communicating with Independent Directors	15
Code of Business Conduct and Ethics	15
Compensation of Directors	15
Equity Compensation Plan Information	16
Audit Committee Report	16
Independent Public Accountants	18
Related-Party Transactions	19
INFORMATION ABOUT EXECUTIVE OFFICERS
Background Information	20
Summary Compensation	20
Compensation Committee Report	22
Compensation Committee Interlocks and Insider Participation	24
OTHER MATTERS
Information About Stock Ownership	25
Stock Performance Graph	27
Section 16(a) Beneficial Ownership Reporting Compliance	28
Householding	28
APPENDIX A. Amended and Restated Audit Committee Charter	A-1

i

INFORMATION ABOUT THE MEETING

This Proxy Statement

        We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2004 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 9:30 a.m., Eastern daylight savings time, on Wednesday, May 5, 2004, at our corporate headquarters at 250 First Avenue, Needham, Massachusetts.

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  THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

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  THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

        Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We may also retain a proxy solicitation firm to assist in soliciting proxies. The costs of retaining such a firm would depend upon the amount and type of services rendered, but we do not expect the cost to exceed $15,000.

        We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about March 31, 2004. In this mailing, we are including copies of our 2003 Annual Report to Stockholders.

Who May Vote

        Holders of record of our common stock at the close of business on March 15, 2004 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

        A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Clerk, David W. Duehren, at our offices located at 250 First Avenue, Needham, Massachusetts, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 8:30 a.m. and 5:30 p.m., Eastern daylight savings time, on any business day from April 25, 2004 up to the time of the meeting.

How to Vote

        You may vote your shares at the meeting in person or by proxy:

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  TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

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  TO VOTE BY PROXY, you must do one of the following: (1) mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope or (2) submit your proxy card electronically via the Internet or by telephone, following the directions provided on the enclosed proxy card. Your proxy will be valid only if you complete and return a proxy card by mail or electronically before the meeting. By completing and returning a proxy card by mail or electronically, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete a proxy card except for the voting instructions, then the designated persons will vote your shares for the election of the nominated directors, for the charter amendment and for the amendment of the 2001 stock option and incentive plan. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

        Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

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  send written notice to David W. Duehren, our Clerk, at our address as set forth in the Notice appearing before this proxy statement;

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  send us another signed proxy with a later date;

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  if you originally voted electronically via the Internet, log on to the Internet the same way you did originally and change your votes;

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  if you originally voted electronically by telephone, call the same telephone number you dialed originally and change your votes; or

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  attend the meeting, notify our Clerk that you are present, and then vote by ballot.

        If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Quorum Required to Transact Business

        At the close of business on March 15, 2004, 13,038,853 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

DISCUSSION OF PROPOSALS

Proposal One: Election of Two Class III Directors

        The first proposal on the agenda for the meeting is the election of two persons to serve as Class III directors for a three-year term beginning at the meeting and ending at our 2007 Annual Meeting of Stockholders.

        The board of directors currently comprises five members. Our charter and by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

        The board has, on the recommendation of its Nominating and Corporate Governance Committee, nominated Robert G. Barrett and Eric R. Giler, the current Class III directors, for re-election. The board believes the re-election of Messrs. Barrett and Giler is in our best interests and the best interests of our stockholders, and recommends a vote FOR their re-election. Brief biographies of Messrs. Barrett and Giler, as of January 31, 2004, follow. You will find information about their stock holdings on page 25.

Robert G. Barrett	Mr. Barrett has been a director since 1990. He has been a Partner of Financial Technology Ventures, a venture capital firm, since April 2002. From 2001 to April 2002, he was a consultant to various private venture-backed companies. He was General Partner of Battery Ventures, LP, a venture capital firm, from 1983 to 2001. He is a director of Corillian Corporation, a provider of software for Internet-based financial services, and Peerless Systems Corporation, a provider of software-based imaging and networking technology. Mr. Barrett is 59 years old.
Eric R. Giler
Mr. Giler has been a director and our President since our inception in 1984. He is a director of Netegrity, Inc., a provider of security software solutions, and of the Massachusetts Telecommunications Council. Mr. Giler is 48 years old.

        We expect that Mr. Barrett and Mr. Giler will be able to serve if elected. If one of them is not able to serve, proxies may be voted for a substitute nominee.

        The nominees receiving the greatest number of votes cast will be elected as Class III directors. We will not count abstentions when we tabulate votes cast for the election of directors. Brokers have discretionary voting power with respect to director elections.

Proposal Two: Approval of Charter Amendment to Increase Authorized Shares of Common Stock

  Overview

        At the meeting, we will ask our stockholders to approve an amendment to our charter to increase the number of authorized shares of common stock from 40,000,000 to 80,000,000.

        On March 4, 2004, our board of directors voted unanimously to recommend to the stockholders that our charter be amended to increase the number of shares of common stock authorized for issuance by 40,000,000. Under Massachusetts corporate laws, we are required to obtain approval from our stockholders to amend our charter to increase the number of shares of common stock authorized for issuance.

        If approved by our stockholders, the increase in authorized shares would become effective as soon as reasonably practicable after the meeting by our filing of Articles of Amendment to our Restated Articles of Organization with the Massachusetts Secretary of State.

  Reasons for Proposal

        Our charter currently authorizes us to issue up to 40,000,000 shares of common stock. As of March 15, 2004, we had a total of 13,038,853 shares of common stock outstanding and approximately 4,955,956 additional shares of common stock reserved for issuance pursuant to our stock option and stock purchase plans. As a result, as of March 15, 2004, we had approximately 21,744,562 shares of common stock available for future issuance in excess of the outstanding common stock, our future obligations to issue common stock, and other shares of common stock that we had reserved under existing stock plans.

        The board of directors believes that it is important to have available for issuance a number of authorized shares of common stock that will be adequate to provide for future stock issuances to meet our obligations described above and for our future corporate needs. The additional authorized shares would be available for issuance from time to time in the discretion of the board, without further stockholder action except as may be required for a particular transaction by law or the policies of the Nasdaq National Market. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock dividends, stock splits, or issuances under current and future stock plans. The board believes that these additional shares will provide us with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this proposal.

  Principal Effects on Outstanding Common Stock

        Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and to receive ratable dividends, if any, as may be declared from time to time by the board of directors from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any preferred stock that from time to time may be outstanding. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all of our obligations, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

        The proposed amendment to our charter to increase the number of shares of authorized common stock would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder's proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

        The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Brooktrout. We are not aware of any attempts on the part of a third party to effect a change of control of Brooktrout, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

  Board Recommendation and Required Stockholder Vote

        The board believes the amendment to our charter is in our best interests and the best interests of our stockholders and recommends a vote FOR this proposal.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for the approval of the charter amendment. Broker non-votes will not be counted as votes in favor of such matter. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the amendment.

Proposal Three: Increase in Shares Issuable Under 2001 Stock Option and Incentive Plan

        As of January 31, 2004, 534,433 shares of common stock remained available for grant under our 2001 stock option and incentive plan, which we refer to as the 2001 option plan. The board of directors believes that the availability of an adequate number of shares under our stock option plans has been, and in the future will continue to be, an important factor in attracting and retaining the highest caliber directors, executives, employees and other key persons. Accordingly, subject to stockholder approval, the board has adopted an amendment to the 2001 option plan reserving an additional 750,000 shares for issuance under the 2001 option plan.

Description of 2001 Option Plan

        The following is a brief summary of the 2001 option plan. The following summary is qualified in its entirety by reference to the 2001 option plan. You can obtain a copy of the 2001 option plan by writing to David W. Duehren, our Clerk, at our address set forth in the Notice appearing before this proxy statement.

  Number of Shares Subject to 2001 Option Plan

        There are currently 1,500,000 shares of our common stock reserved for issuance under the 2001 option plan. If the proposed amendment to the 2001 option plan is approved, there would be 2,250,000 shares of our common stock reserved for issuance under the 2001 option plan. The number of shares of common stock reserved for issuance under the 2001 option plan is subject to adjustment for stock splits, stock dividends and similar events.

  Purpose

        The purpose of the 2001 option plan is to provide a performance incentive to, and encourage the continued employment and service of, our directors, executives, employees and key persons by encouraging them to acquire a proprietary interest in our company through stock ownership.

  Plan Administration

        The Compensation Committee of the board of directors administers the 2001 option plan. The Compensation Committee has full power to select the individuals to whom awards will be granted, who we refer to as participants, to make any combination of awards to participants and to determine the specific terms of each award, subject to the provisions of the 2001 option plan.

  Types of Awards

        The 2001 option plan authorizes the following types of awards:

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  incentive stock options—the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the Code;

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  non-qualified stock options—the grant of options that do not qualify as incentive stock options;

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  unrestricted stock—direct grants or sales of common stock not subject to any transfer or other restrictions or conditions;

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  restricted stock—direct grants or sales of common stock subject to transfer or other restrictions or conditions determined by the board of directors at the date of grant;

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  deferred stock—the grant of deferred stock awards subject to transfer or other restrictions or conditions; and

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  performance share awards—grants of common stock subject to the attainment of certain performance goals.

        Incentive Stock Options and Non-Qualified Stock Options.    Under the 2001 option plan, both incentive stock options and non-qualified stock options may be granted to our employees, and non-qualified stock options may be granted to our non-employee directors and other key persons. The option exercise price of each option is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares on the date of grant in the case of incentive stock options and not less than 85% of the fair market value of the shares on the date of grant in the case of non-qualified stock options. No incentive stock option may be granted to any employee who owns, at the date of grant, stock representing in excess of 10% of the combined voting power of all classes of our stock or the stock of any of our subsidiaries unless the exercise price for stock subject to the option is at least 110% of the fair market value of the stock at the time of grant and the option term does not exceed five years. To qualify as incentive stock options, options must meet additional requirements, including a $100,000 limit on the value of the shares subject to incentive stock options that first become exercisable in any one calendar year (based on the fair market value of the stock on the date of grant of the option).

        The term of each option is fixed by the Compensation Committee and may not exceed ten years from the date of grant in the case of an incentive stock option (except as described above). The Compensation Committee determines at what time or times each option may be exercised and, subject to the provisions of the 2001 option plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the Compensation Committee may accelerate the exercisability of options. Unless otherwise permitted by the Compensation Committee, no option granted under the 2001 option plan is transferable by a participant other than by will or by the laws of descent and distribution, and options may be exercised during a participant's lifetime only by the participant, or by the participant's legal representative or guardian in the case of a participant's incapacity. Options with respect to no more than 250,000 shares of stock may be granted to any one participant during any one calendar year period.

        Options granted under the 2001 option plan may include a "reload" feature, pursuant to which a participant exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted) to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain an equity interest in our company without dilution.

        Restricted Stock.    The Compensation Committee also may award shares of restricted stock to our employees and other key persons, subject to such conditions and restrictions as the Compensation Committee may determine. The Compensation Committee determines the purchase price, if any, of shares of restricted stock. If the employment of a participant who holds shares of restricted stock terminates for any reason (including death) prior to the vesting of the restricted stock, we have the right to repurchase the shares or to require their forfeiture in exchange for the amount, if any, that the participant paid for them. Prior to the vesting of restricted stock, the participant will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 2001 option plan or in the applicable restricted stock award agreement.

        Unrestricted Stock.    The Compensation Committee also may grant shares, at a purchase price, if any, determined by the Compensation Committee, that are free from any restrictions under the 2001 option plan. Unrestricted stock may be issued to our employees and other key persons in recognition of past services or other valid consideration and may be issued in lieu of cash bonuses to be paid to our employees and other key persons pursuant to our other bonus plans. Our non-employee directors may elect to receive all or a portion of their meeting fees in shares of unrestricted stock by entering into an irrevocable agreement with us regarding such an election at least six months prior to the beginning of the next calendar year. Our employees, with the permission of the Compensation Committee, may make similar irrevocable elections to receive a portion of their compensation in unrestricted stock.

        Deferred Stock.    The Compensation Committee also may grant phantom stock units to our employees and other key persons, subject to such conditions and restrictions as the Compensation Committee may determine. The Compensation Committee may permit a participant to elect to receive all or a portion of his or her cash compensation or restricted stock award in the form of deferred stock. The Compensation Committee determines the purchase price, if any, of shares of deferred stock. If the employment of a participant who holds shares of deferred stock is terminated for any reason (including death) prior to the vesting of such deferred stock, the participant's rights in the unvested deferred stock terminate. Prior to the vesting of deferred stock, the participant will have no rights of a stockholder with respect to the shares, with the exception that the participant may be credited with dividend equivalent rights with respect to the phantom stock units underlying the deferred stock, subject to the conditions and restrictions set forth in the 2001 option plan or in the applicable deferred stock award agreement.

        Performance Share Awards.    The Compensation Committee also may grant performance share awards to our employees and other key persons entitling the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the Compensation Committee may determine. Except as otherwise determined by the Compensation Committee, rights under a performance share award will terminate upon the termination of a participant's employment. The maximum performance-based award payable to any covered employee (as defined in Section 162(m) of the Code) for any performance cycle is 250,000 shares.

  Eligibility to Receive Awards; Plan Benefits

        All employees and all non-employee directors and other key persons are currently eligible to participate in the 2001 option plan. As of March 15, 2004, approximately 311 persons were eligible to receive awards under the 2001 option plan, including our nine executive officers, three non-employee directors and 299 employees who are not executive officers. The granting of awards under the 2001 option plan is discretionary, and accordingly, we cannot determine the number or type of awards to be granted in the future to any particular person or group. The Compensation Committee will determine the number and type of awards pursuant to the terms of the 2001 option plan, subject to the limitations described above.

  Amendment or Termination

        The board of directors may at any time amend or discontinue the 2001 option plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No amendment, however, may adversely affect the rights under any outstanding award without the participant's consent.

  Tax Withholding

        Participants under the 2001 option plan are responsible for paying to us or for making arrangements satisfactory to the Compensation Committee of the board of directors regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to income from the value of an award or of any stock or amounts received under an award. Participants may elect to have tax withholding obligations satisfied either by authorizing us to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due, or transferring to us shares of common stock owned by the participant with an aggregate fair market value that would satisfy the withholding amount due.

  Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to awards granted under the 2001 option plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-Qualified Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Non-Qualified Stock Options.    A participant will not have income upon the grant of a non-qualified stock option. A participant will have compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Us.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

  Board Recommendation and Required Stockholder Vote

        The board believes the amendment to our 2001 option plan is in our best interests and the best interests of our stockholders and recommends a vote FOR this proposal.

        The affirmative vote of the holders of a majority of the shares of common stock voting on the matter, in person or by proxy, is necessary to approve the amendment of the 2001 option plan. We will not count abstentions when we tabulate votes cast with respect to the amendment. Brokers do not have discretionary voting power with respect to this proposal.

Other Matters

        The board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

        The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

Submission of Future Stockholder Proposals

        For a proposal of a stockholder to be considered at our 2005 Annual Meeting of Stockholders, it must be received in writing with appropriate documentation at our address set forth in the Notice before this proxy statement, not earlier than January 5, 2005 and not later than March 6, 2005. Any such proposal must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to David W. Duehren, our Clerk, at our address set forth in the Notice appearing before this proxy statement. Proxies solicited by the board of directors will confer discretionary voting authority with respect to these proposals, subject to the SEC's rules governing the exercise of this authority.

        Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2005 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to David W. Duehren, our Clerk, at our address set forth in the Notice before this proxy statement, by no later than December 1, 2004. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

INFORMATION ABOUT CONTINUING DIRECTORS

Background Information

        Our Class I and Class II directors will continue in office following the meeting. The terms of our Class I directors will expire upon our 2005 Annual Meeting of Stockholders, and the term of our Class II director will expire upon our 2006 Annual Meeting of Stockholders. Brief biographies of these directors, as of January 31, 2004, follow. You will find information about their holdings of common stock on page 25.

Class I Directors
David L. Chapman
Mr. Chapman has served as a director since 1992. He has been the Chairman and Chief Executive Officer of NorthPoint Software Ventures, Inc., a provider of professional and financial services for the software industry, since February 1992. He was General Partner and Executive Vice President of Landmark Ventures, Inc. from March 1990 to February 1992. Mr. Chapman is 69 years old.
David W. Duehren	Mr. Duehren has served as a director and our Vice President of Research and Development, and Clerk since our inception in 1984. Mr. Duehren is 46 years old.
Class II Director
W. Brooke Tunstall
Mr. Tunstall has been a director since 1990. He has been President of Brooke Tunstall Associates, a consulting firm, since January 1985, and was a Senior Advisor to Mercer Management Consulting, a subsidiary of Marsh and McLennan, Inc., from November 1987 to January 1994. Mr. Tunstall is 82 years old.

        No director is related by blood, marriage or adoption to any other director or any executive officer.

INFORMATION ABOUT CORPORATE GOVERNANCE

Board and Committees

        The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board's primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of its activities through regular written reports and presentations at board and committee meetings.

        The board met four times during 2003. All of the directors attended 75% or more of the meetings of the board and of any committees thereof on which they served in 2003. All directors attended the 2003 annual meeting of stockholders.

        The board of directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the board. Current copies of each committee's charter are posted on the Corporate Governance section of our website, www.brooktrout.com/investor. In addition, a copy of the Amended and Restated Audit Committee Charter, as in effect on the date of this proxy statement, is attached as Appendix A.

        The board of directors has determined that all of the members of each of the board's three standing committees are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to us on the date of our meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the Audit Committee are independent as defined by the rules of the Nasdaq Stock Market that apply to us until the date of the meeting.

  Audit Committee

        The Audit Committee's responsibilities include:

  •
  appointing, evaluating, approving the compensation of, and assessing the independence of our independent auditors;

  •
  overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from our independent auditors;

  •
  reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting and disclosure controls and procedures;

  •
  overseeing our internal audit function;

  •
  establishing procedures for the receipt and retention of accounting related complaints and concerns;

  •
  coordinating the board's oversight of the financial and accounting related aspects of our Code of Business Conduct and Ethics;

  •
  meeting independently with our internal auditing staff, independent auditors and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on page 16 of this proxy statement).

        The board of directors has determined that Mr. Chapman is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the Audit Committee are Messrs. Barrett, Chapman and Tunstall. Mr. Chapman is the Chair of the Audit Committee. The Audit Committee met nine times during 2003.

  Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

  •
  determining the chief executive officer's compensation;

  •
  reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to the board with respect to director compensation.

        The members of the Compensation Committee are Messrs. Barrett and Chapman. Mr. Barrett is the Chair of the Compensation Committee. The Compensation Committee met six times during 2003.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors;

  •
  selecting and appointing directors to other committees of the board;

  •
  reviewing and making recommendations to the board with respect to management succession planning;

  •
  coordinating the board's oversight of our Code of Business Conduct and Ethics, Securities Trading Policy and Disclosure Policy;

  •
  developing and recommending to the board corporate governance principles; and

  •
  overseeing the evaluation of the board.

        The members of the Nominating and Corporate Governance Committee are Messrs. Chapman and Tunstall. Mr. Tunstall is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times during 2003.

Director Candidates

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the board. In addition, the Nominating and Corporate Governance Committee is authorized to retain the services of a search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the written criteria established by the board of directors. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Clerk, Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board. Under our by-laws, a stockholder must timely submit a notice of such a proposal in writing to our Clerk and must be present at the meeting at which the proposal is considered. To be timely with respect to the 2005 Annual Meeting of Stockholders, a stockholder's notice must be delivered to the Clerk between January 5, 2005 and March 6, 2005. The notice must include, among other things, (a) a brief description of the proposal, (b) the name and address of each of the proposing stockholder, any beneficial owners of the stock registered in the proposing stockholder's name, and any stockholders known to be supporting the proposal, (c) the number of shares of common stock held of record, beneficially owned or represented by proxy by the proposing stockholder and any stockholders known to be supporting the proposal, in each case as of the notice date and the record date for the 2005 meeting, and (d) any material interest of the proposing stockholder in the proposal. Candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy card for the next annual meeting.

Communicating with Independent Directors

        The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chair of the Nominating and Corporate Governance Committee, with the assistance of our Corporate Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors, c/o Corporate Counsel, Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics is posted on the Corporate Governance section of our website, www.brooktrout.com/investor, and a copy is available without charge upon request to the Clerk, Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494, (781) 449-4100.

        Information regarding any amendments to, or waivers from, the Code of Business Conduct and Ethics is posted on the Corporate Governance section of our website, www.brooktrout.com/investor.

Compensation of Directors

        Each non-employee director receives an annual fee of $20,000, plus $1,250 for each board of directors or committee meeting attended. Non-employee directors are also eligible to receive stock options under our stock option plans. In 2003, no stock options were granted to Messrs. Barrett, Chapman or Tunstall.

        Any director who is also our employee receives no additional compensation for serving as a director.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003 about the securities authorized for issuance under our equity compensation plans, consisting of our 1992 stock incentive plan, our 1999 stock incentive plan, the 2001 option plan and our 1992 stock purchase plan.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	2,999,620	$9.67	1,096,521
Equity compensation plans not approved by stockholders	905,297	$14.48	316,981

Total	3,904,917	$10.79	1,413,502

        Our 1999 stock incentive plan was adopted and amended by our board of directors on December 8, 1999, and was further amended on October 9, 2001. The 1999 stock incentive plan has not been approved by stockholders. Stock options may be issued under the 1999 stock incentive plan for a maximum of 1,300,000 shares of our common stock. The 1999 stock incentive plan allows for granting of non-qualified options to employees who are not officers or directors.

Audit Committee Report

        The Audit Committee of the board of directors has furnished the following report:

        The Audit Committee assists the board of directors in overseeing and monitoring the integrity of Brooktrout's financial statements and financial reporting process, Brooktrout's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, and the quality of Brooktrout's internal and external audit processes. The roles and responsibilities of the Audit Committee are set forth in a written Amended and Restated Charter adopted by the board, which is attached as Appendix A to this proxy statement. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the board for approval. The Audit Committee is responsible for overseeing Brooktrout's overall financial reporting process.

        In fulfilling its responsibilities for the financial statements for fiscal 2003, the Audit Committee took the following actions:

  •
  reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and Deloitte & Touche LLP, Brooktrout's independent auditors;

  •
  discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, which requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit; and

  •
  received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1, and further discussed with Deloitte & Touche LLP their independence.

        The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements, representations and information provided by, and discussions with, management and Deloitte & Touche LLP, the Audit Committee recommended to the board of directors that the audited financial statements be included in Brooktrout's annual report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE
Robert G. Barrett David L. Chapman W. Brooke Tunstall

Independent Public Accountants

        Our board of directors, upon the recommendation of the Audit Committee, selected Deloitte & Touche LLP to serve as our independent auditors for the year ending December 31, 2004. Deloitte & Touche LLP has served as our independent auditors since 1984. We expect that representatives of Deloitte & Touche LLP will be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

  Independent Auditors' Fees

        The following table summarizes the fees that Deloitte & Touche LLP billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003	2002
Audit Fees	$208,000	$224,000
Audit-Related Fees	47,000	44,000
Tax Fees	640,000	389,000
All Other Fees	35,000	19,000

Total Fees	$930,000	$676,000

        For purposes of the preceding table:

  •
  Audit fees consist of fees for the audit of our financial statements and the review of the interim financial statements included in our quarterly reports on Form 10-Q.

  •
  Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under "Audit Fees." These services relate to the audit of our 401(k) plan, statutory audits for international subsidiaries, internal control reviews and testing, and consultations concerning financial accounting and reporting standards, including Sarbanes-Oxley Act Section 404 attestation readiness consultations.

  •
  Tax fees consist of fees for domestic and international tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for approximately 34% of the total tax fees paid for 2003 and approximately 78% of the total tax fees paid for 2002. Tax advice and tax planning services relate to assistance with tax audits, transfer pricing studies, and domestic and international tax consulting.

  •
  All other fees for 2003 consist of mergers and acquisitions due diligence services and international business structure due diligence. All other fees for 2002 consist of mergers and acquisition due diligence services.

  Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage our independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Related-Party Transactions

        The board of directors believes that ownership of our common stock by our executive officers aligns the interests of our executive officers with the interests of our stockholders. To further the goal of aligning the interests of the executive officers with the interests of our stockholders, the board on March 3, 2000 approved, and we instituted, a loan program. Pursuant to this loan program, we could lend amounts to, or on behalf of, certain of our executive officers to finance an executive officer's payment of the exercise price of one or more outstanding stock options to purchase shares of our common stock.

        In March 2000, we made loans to Mr. Giler, Mr. Leahy, Ms. Magliozzi and Mr. O'Brien under this loan program.

  •
  Mr. Giler received a loan in the principal amount of $3,470,357 to purchase 255,143 shares of common stock. He repaid $708,826 of this principal amount in 2003, and $2,761,531 was outstanding as of December 31, 2003.

  •
  Mr. Leahy received a loan in the principal amount of $2,127,716 to purchase 148,268 shares of common stock. He repaid $353,326 of this principal amount in 2003, and $1,774,390 was outstanding as of December 31, 2003.

  •
  Ms. Magliozzi received a loan in the principal amount of $15,741 to purchase 1,334 shares of common stock, of which the entire amount was outstanding as of December 31, 2003.

  •
  Mr. O'Brien received a loan in the principal amount of $2,180,880 to purchase 156,680 shares of common stock. He repaid $311,540 of this principal amount in 2003, and $1,774,390 was outstanding as of December 31, 2003.

        In connection with these loans, each of the executive officers executed a nonrecourse promissory note in the amount of the loan and a related security agreement. These promissory notes do not bear interest. Each promissory note becomes due and payable in full no later than the expiration of the remaining term of the option exercised in connection with the loan, and each provides for automatic repayment upon the sale of the common stock that is the subject of the loan or within 90 days following the termination of the executive officer's employment with us. The shares of common stock purchased in connection with a loan are pledged as collateral for the related promissory note.

        We have not made any loans under this program since March 2000, and no amendments have been made to the terms of any of the outstanding loans since they were made in March 2000.

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information

        The information appearing under the caption "Executive Officers" in Part I of our annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 9, 2004, is incorporated into this proxy statement by reference.

Summary Compensation

Compensation Earned

        The following table summarizes the compensation earned during 2003, 2002 and 2001 by Eric R. Giler, our chief executive officer, and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2003. We refer to these five individuals as our named executive officers.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position				Securities Underlying Options(#)	All Other Compensation ($)
	Year	Salary($)	Bonus($)
Eric R. Giler President	2003 2002 2001	$418,850 350,000 350,000	$65,000 88,847 129,975	150,000 166,300 90,000	$15,708 2,750 2,550
Robert C. Leahy Vice President of Finance and Operations, and Treasurer	2003 2002 2001	275,900 233,000 233,000	35,000 56,845 79,250	60,000 45,500 65,000	10,059 3,000 2,550
Ronald J. Bleakney Senior Vice President of Worldwide Sales	2003 2002	234,540 34,996	20,000 —	50,000 50,000	3,000 —
Heather J. Magliozzi Vice President of Corporate Marketing	2003 2002 2001	215,270 167,244 165,000	25,000 29,949 35,875	45,000 35,800 65,000	3,000 2,750 2,550
R. Andrew O'Brien Vice President of Market and Business Development	2003 2002 2001	210,000 210,000 210,000	20,000 46,845 78,725	40,000 39,000 65,000	6,728 2,750 2,550

        The amounts reflected as "Salary" for Mr. Bleakney include sales commissions, which totaled $74,540 in 2003 and $12,432 in 2002. Mr. Bleakney's employment with us commenced in November 2002.

        For all years and for all named executive officers, the amounts reflected as "All Other Compensation" include matching contributions we made pursuant to our 401(k) plan. In 2003, the amounts reflected as "All Other Compensation" also include, for Messrs. Giler and Leahy, car allowances and tax preparation services, and for Mr. O'Brien, tax preparation services.

Option Grants

        The following table summarizes our grants of options to purchase shares of our common stock to the named executive officers during 2003.

Stock Options Granted During 2003

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)
Eric R. Giler	150,000	16.4%	$7.19	8/01/2013	$779,910
Robert C. Leahy	60,000	6.6	7.19	8/01/2013	311,964
Ronald J. Bleakney	50,000	5.5	8.47	10/15/2013	306,250
Heather J. Magliozzi	45,000	4.9	7.19	8/01/2013	233,973
R. Andrew O'Brien	40,000	4.4	7.19	8/01/2013	207,976

        Each option included in the preceding table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant. The vesting of shares under the options granted to Mr. Giler, Mr. Leahy, Ms. Magliozzi and Mr. O'Brien occurs in four equal annual installments, beginning on August 1, 2003, the date of grant. With respect to the option granted to Mr. Bleakney, 25% of the shares vest on September 30, 2004 and the remaining shares vest in equal quarterly installments over three years.

        The amounts reflected as "Grant Date Present Value" are determined using the Black-Scholes option-pricing model. The material assumptions and adjustments incorporated in the Black-Scholes option pricing model in estimating the grant date present values include: (a) an exercise price as indicated in the table above; (b) options are exercised at the end of a 5.8 year period; (c) a 3.6% risk-free interest rate, representing the interest rate on the six-year zero coupon U.S. government bond rate; and (d) volatility of approximately 85% calculated using daily stock prices from January 1, 1998 through December 31, 2003. The ultimate value of the options will depend on the future market price of the common stock, which cannot be forecasted with reasonable accuracy. The actual value an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock on the date the option is exercised over the exercise price.

Option Exercises and Holdings

        The following table sets forth information regarding the exercise of options to purchase common stock during fiscal 2003 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers as of December 31, 2003.

Option Exercises In Fiscal 2003 and Total Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric R. Giler	—	$—	231,275	218,150	$1,303,572	$1,409,490
Robert C. Leahy	31,594	234,223	124,138	84,000	571,438	519,700
Ronald J. Bleakney	—	—	15,625	84,375	118,594	467,406
Heather J. Magliozzi	14,000	105,620	107,566	67,900	422,699	419,553
R. Andrew O'Brien	17,682	99,071	129,800	65,750	605,291	412,225

        Amounts reflected as "Value Realized" do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the named executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

        The amounts reflected as "Value of Unexercised In-The-Money Options at Year End" are determined by multiplying the number of shares underlying an option by the difference between $12.60, the last reported per share sale price of our common stock on December 31, 2003, and the per share option exercise price.

Compensation Committee Report

        The Compensation Committee of the board of directors has furnished the following report:

        The Compensation Committee's executive compensation philosophy, which is intended to apply to the President and all other executive officers, is to provide a balanced compensation package while recognizing Brooktrout's particular needs. The Compensation Committee seeks to establish competitive levels of compensation, integrate management's pay with the achievement of Brooktrout's performance goals, and assist us in attracting and retaining qualified management. With this philosophy in mind, we have developed and implemented compensation policies, plans and programs that seek to closely align the financial interests of Brooktrout's executive officers with those of Brooktrout's stockholders and to provide management additional incentive to enhance Brooktrout's sales growth and profitability, and, thus, stockholder value.

        Our executive officers are being compensated substantially in accordance with the terms of the Management Compensation Plan, which was established in 1991 and has been updated annually thereafter. The three components of the Management Compensation Plan are base salary, cash bonuses and incentive stock awards.

Base Salary

        We set base salary levels for executive officers each year based on a number of factors, including the status of the competitive marketplace for such positions (including a comparison of base salaries for comparable positions at comparable companies within Brooktrout's industry), the responsibilities of the position, and the experience and knowledge of the individual. Base salary comparisons are based on a number of industry compensation surveys that are available to the Compensation Committee. Companies included in these surveys include a number of companies that are included in the published industry index shown in the performance comparison on page 27, but also include some companies that are private or are traded in markets other than the Nasdaq National Market. The Compensation Committee selected the surveys used in the base salary comparison on the basis of availability and general comparability of the included companies to us. The Compensation Committee has attempted to fix base salaries on a basis generally in line with base salary levels for comparable companies.

Cash Bonuses

        The Management Compensation Plan establishes criteria for awarding cash bonuses to Brooktrout's executive officers based on a percentage of each such officer's base salary and consists of up to four components, weighted differently for different executives: the achievement of Brooktrout's sales goals; Brooktrout's stock price appreciation; the achievement of Brooktrout's profitability goals; and departmental/organizational goals, which we refer to collectively as the bonus goals. The Management Compensation Plan bonus levels for 2003 were established by the Compensation Committee at levels that would make available bonuses a significant part of the total compensation package if bonus goals were met, in order that the cash bonus component would act as a substantial performance incentive. The sales component of the cash bonuses is proportionally accrued upon achievement of such goals and is paid quarterly. The stock appreciation component of the cash bonuses is paid quarterly. The profitability goal component of the cash bonuses is paid quarterly. The departmental/organizational goal components of the cash bonuses are paid on a quarterly basis. An additional bonus, based on a percentage of the available bonus, is paid for each percentage point by which sales and/or stock price appreciation exceed 100% of the bonus goals.

Incentive Stock Awards

        During each fiscal year, the Compensation Committee may consider granting senior executives awards under Brooktrout's stock option plans. These awards are based on various factors, including both corporate and individual performance during the preceding year and incentives to reach certain goals during future years. In 2003, the Compensation Committee, upon the recommendation of a third party compensation consulting firm, awarded stock options to Mr. Giler, Mr. Leahy, Ms. Magliozzi and Mr. O'Brien, which options have an exercise price equal to $7.19 per share, the closing price of the common stock as reported by Nasdaq on August 1, 2003, the date of grant. The vesting of these shares occurs in four equal annual installments, beginning on the date of grant. The Compensation Committee also awarded a stock option to Mr. Bleakney, which option has an exercise price equal to $8.47 per share, the closing price of the common stock as reported by Nasdaq on October 15, 2003, the date of grant. 25% of these shares vest on September 30, 2004 and the remaining shares vest in equal quarterly installments over three years.

Compensation of the President

        The Compensation Committee determined the compensation of Mr. Giler, Brooktrout's President, for fiscal 2003 substantially in accordance with the Management Compensation Plan, which is more particularly described in the foregoing section of this report. Mr. Giler's base salary was fixed at a level designed to be comparable to the salary of the presidents at similarly situated companies. The cash bonus available to be paid to Mr. Giler under the Management Compensation Plan was based upon and determined by Brooktrout's sales goals, Brooktrout's stock price appreciation, Brooktrout's profitability goals, and organizational goals, and consideration of Brooktrout's actual financial performance relative to the Management Compensation Plan and to historical performance in accordance with the rules and procedures described above.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the limit if certain requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing Brooktrout's executive officers with appropriate rewards for their performance.

COMPENSATION COMMITTEE
Robert G. Barrett David L. Chapman

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an officer or employee of our company or any of our subsidiaries.

OTHER MATTERS

Information About Stock Ownership

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2004 for:

  •
  each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

  •
  each of our named executive officers and directors (two of whom are nominated for re-election); and

  •
  all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Outstanding Shares	Shares Acquirable Within 60 Days	Total Beneficial Ownership	Percent of Class
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,351,900	—	1,351,900	10.6%
Kennedy Capital Management, Inc. 10829 Olive Boulevard St. Louis, Missouri 63141	1,100,038	—	1,100,038	8.6
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	1,060,600	—	1,060,600	8.3
Coghill Capital Management, L.L.C. One North Wacker Drive, Suite 4350 Chicago, Illinois 60606	814,865	—	814,865	6.4
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	729,702	—	729,702	5.7
Eric R. Giler	443,114	253,775	696,889	5.4
David W. Duehren	289,521	83,138	372,659	2.9
Robert C. Leahy	147,274	140,388	287,662	2.2
R. Andrew O'Brien	93,067	132,138	225,205	1.8
Heather J. Magliozzi	3,552	112,816	116,368	*
W. Brooke Tunstall	7,125	46,459	53,584	*
Robert G. Barrett	9,750	42,708	52,458	*
David L. Chapman	54	52,083	52,137	*
Ronald J. Bleakney	0	18,750	18,750	*
All directors and executive officers as a group (12 persons)	1,158,232	977,156	2,135,388	15.6

*
Represents less than 1% of outstanding shares of common stock.

        As of January 31, 2004, there were 12,756,536 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of January 31, 2004. Options held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The address of our officers and directors is in care of Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494.

        Information regarding the shares beneficially owned by FMR Corp. is based on the most recent Schedule 13G/A of such firm received by us, which reported ownership as of December 31, 2003. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of these shares as a result of acting as investment adviser to Fidelity Low Priced Stock Fund, which directly owns these shares. Each of (1) Edward C. Johnson 3d, Chairman of FMR Corp., (2) FMR Corp., through its control of Fidelity Management & Research Company, and (3) Fidelity Low Priced Stock Fund has the power to dispose of these shares. Neither Mr. Johnson nor FMR Corp. has the sole power to vote the shares owned directly by Fidelity Low Priced Stock Fund, which power resides with the fund's Board of Trustees.

        Information regarding the shares beneficially owned by Kennedy Capital Management, Inc. is based on the most recent Schedule 13G/A of such firm received by us, which reported ownership as of December 31, 2003.

        Information regarding the shares beneficially owned by Royce & Associates, LLC is based on the most recent Schedule 13G/A of such firm received by us, which reported ownership as of December 31, 2003.

        Information regarding the shares beneficially owned by Coghill Capital Management, L.L.C. is based on the most recent Schedule 13G/A of such firm received by us, which reported ownership as of December 31, 2003. Coghill Capital Management, L.L.C. serves as the investment manager of CCM Master Fund, Ltd. Clint D. Coghill is the managing member of Coghill Capital Management, L.L.C. Clint D. Coghill, Coghill Capital Management, L.L.C. and CCM Master Fund, Ltd. all have shared voting and investment power over these shares. Clint D. Coghill, Coghill Capital Management, L.L.C. and CCM Master Fund, Ltd. disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

        Information regarding the shares beneficially owned by Dimensional Fund Advisors Inc. is based on the most recent Schedule 13G/A of such firm received by us, which reported ownership as of December 31, 2003. Dimensional Fund Advisors Inc. acts as investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts directly own the reported shares of our common stock. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. possesses voting and/or investment power over these shares, and may be deemed to be the beneficial owner of these shares. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares.

        Outstanding shares beneficially owned by Mr. Giler include 212,092 shares held jointly with his wife and 675 shares held by his minor children. Mr. Giler disclaims beneficial ownership of the 675 shares held by his minor children.

        Outstanding shares beneficially owned by Mr. O'Brien include 705 shares held jointly with his wife.

        Outstanding shares beneficially owned by Mr. Tunstall include 1,125 shares held by his wife, as to which he disclaims beneficial ownership.

Stock Performance Graph

        The following graph compares the cumulative total stockholder return on our common stock for the period from December 31, 1998 to December 31, 2003 with the cumulative total return of the Nasdaq Total Return Index, or Nasdaq Index, and the Nasdaq Computer & Data Processing Services Stocks Total Return Index, or Nasdaq Computer Index. This chart assumes an investment of $100 on December 31, 1998 in each of our common stock, the stocks comprising the Nasdaq Index and the stocks comprising the Nasdaq Computer Index and assumes the reinvestment of any dividends.

        Our common stock is listed for trading on the Nasdaq National Market under the symbol "BRKT." The Nasdaq Index tracks the aggregate price performance of all domestic equity securities traded on the Nasdaq National Market and the Nasdaq SmallCap Market. Information used in preparing the chart was obtained from Nasdaq. While we believe this source to be reliable, we are not responsible for any errors or omissions in the information.

	Brooktrout, Inc.	Nasdaq Index	Nasdaq Computer Index
12/31/98	100.00	100.00	100.00
12/31/99	108.00	185.00	220.00
12/29/00	55.00	112.00	101.00
12/31/01	38.00	89.00	82.00
12/31/02	31.00	61.00	56.00
12/31/03	74.00	92.00	74.00

Section 16(a) Beneficial Ownership Reporting Compliance

        Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on review of copies of reports furnished to us, all Section 16(a) filing requirements during 2003 were complied with on a timely basis, with the exception of Mr. Ison, who reported three late transactions collectively on a subsequently filed Form 4.

Householding

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement and our 2003 Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call, write or e-mail us at:

        Brooktrout, Inc.
        250 First Avenue
        Needham, Massachusetts 02494
        Attn: David W. Duehren, Clerk
        (781) 449-4100
         dduehren@brooktrout.com

        If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

APPENDIX A

BROOKTROUT, INC.
AMENDED AND RESTATED
(as of March 4, 2004)
AUDIT COMMITTEE CHARTER

A. Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's internal audit function and independent auditors.

B. Structure and Membership

1.
Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.
Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market, each member of the Audit Committee shall be independent as defined by the rules of The Nasdaq Stock Market, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.
Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

4.
Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.
Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.
Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

1.
Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.
Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.
Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.
Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.
Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor,

  including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  •
  other material written communications between the independent auditor and Company management.

  Review of Audited Financial Statements

6.
Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.
Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

8.
Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

  Review of Other Financial Disclosures

9.
Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

10.
Earnings Releases and Other Financial Information. The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company's earnings press releases (including any use of non-GAAP financial measures), as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

  •
  The Audit Committee's responsibility to discuss earnings releases as well as financial information and earnings guidance may be discharged generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance. The Audit Committee (or at least its Chair) shall, however, endeavor to review earnings releases prior to issuance.

  •
  The Audit Committee shall discuss the results of SAS 71 reviews performed by the independent auditor.

  •
  The Audit Committee shall review and discuss other transactions or matters that will have a material impact on the Company's financial results, including acquisitions, divestitures, or significant litigation, that are brought before the Audit Committee by management or the independent auditor.

11.
Quarterly Financial Statements. The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Controls and Procedures

12.
Oversight. The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures, as well as the financial and accounting aspects of the Company's code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

13.
Procedures for Complaints. The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.
Related-Party Transactions. The Audit Committee shall review all related party transactions (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis and all such transactions must be approved by the Audit Committee.

15.
Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

1.
Meetings. As often as it deems necessary, the Audit Committee shall (a) meet in order to perform its responsibilities and (b) meet separately with: (i) the independent auditor, (ii) Company management and (iii) the Company's internal auditor. The Audit Committee may act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.
Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member) as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.
Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.
Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.
Independent Advisors. The Audit Committee shall have the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.
Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.
Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ATTACHMENT A—FORM OF PROXY CARD
PROXY
BROOKTROUT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS—MAY 5, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints David W. Duehren and Robert C. Leahy, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of common stock, $.01 par value per share, of Brooktrout, Inc., a Massachusetts corporation (the "Company"), held by the undersigned as of the close of business on March 15, 2004, at the 2004 Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 250 First Avenue, Needham, Massachusetts on Wednesday, May 5, 2004, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNERS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE ITEMS DESCRIBED IN PROPOSALS 2 AND 3, AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

SEE REVERSE SIDE—CONTINUED AND TO BE SIGNED ON REVERSE SIDE—SEE REVERSE SIDE

BROOKTROUT, INC.
c/o EquiServe Trust Company N.A.
P.O. Box 8694
Edison, NJ 08818-8694

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET

        Log on to the Internet and go to http://www.eproxyvote.com/brkt

OR

VOTE-BY-TELEPHONE

        Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE BROOKTROUT, INC. 2003 ANNUAL REPORT TO STOCKHOLDERS, AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

1.
Proposal to elect the following Class III Directors:

NOMINEES:	(01) Robert G. Barrett and (02) Eric R. Giler
FOR ALL NOMINEES: [ ] WITHHELD FROM ALL NOMINEES: [ ]
[ ]
For all nominees except as noted above.
2.
Proposal to approve an amendment to the Brooktrout, Inc. charter to increase the number of shares of authorized common stock by 40,000,000, from 40,000,000 to 80,000,000.

[ ]	[ ]	[ ]
For	Against	Abstain
3.
Proposal to approve an amendment to the Brooktrout, Inc. 2001 Stock Option and Incentive Plan to increase the number of shares of common stock issuable under such plan by 750,000, from 1,500,000 to 2,250,000.

[ ]	[ ]	[ ]
For	Against	Abstain

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [    ]

(Please sign name exactly as shown. Where there is more than one holder, each should sign the proxy. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.)

Signature:	Date:	Signature:	Date:

QuickLinks

INFORMATION ABOUT THE MEETING
DISCUSSION OF PROPOSALS
  Other Matters
INFORMATION ABOUT CONTINUING DIRECTORS
INFORMATION ABOUT CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE OFFICERS
OTHER MATTERS
  APPENDIX A